EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media Inquiries:

Christopher Welch
Glowpoint, Inc.
(866) 456-9764, ext. 2002
pr@glowpoint.com

Glowpoint Reports Record $5.8 Million in Second Quarter Revenue
Files Second Quarter 2007 Results

HILLSIDE, N.J. - August 14, 2007 - Glowpoint, Inc. (OTC:GLOW.PK), a premiere broadcast-quality IP-based managed video service provider, announced today that it has filed its quarterly report for the six and three month periods ended June 30, 2007.

The company will host a conference call on Tuesday, August 14 at 4:30 pm EDT to discuss the results and field questions from investors. Interested participants should call (866) 831-6247 and use passcode 91839909. International participants should call (617) 213-8856 and use the same passcode.

“This is the highest quarterly revenue Glowpoint has achieved to date and it demonstrates the business momentum we are gaining. When you consider that our business is a recurring revenue model, and that a good portion of our revenue growth in a quarter is the result of closed business from the previous two quarters or so, this growth is clearly an indication that we are seeing increased demand for our service solutions,” said Michael Brandofino, Glowpoint’s president and CEO. “With the restatement process now completed, Glowpoint has eliminated a significant financial and personnel strain that prevented resources from focusing on growth. Yet despite this distraction, Glowpoint has still been able to grow its revenue. We realized more than a 73 percent increase in signed contracts for new business in the second quarter of 2007, as represented by new monthly recurring revenue during the same period in 2006. We believe our company has firmly established its position in the high-growth IP video and telepresence sector. Based on the current business environment, we anticipate that Glowpoint will continue to increase its recurring revenue and profit margins for the foreseeable future.”

The following are some of the Company’s achievements through June 30, 2007, which are qualified in their entirety by the financial statements included in the Form 10-Q:

Overall revenue increased $1,806,000, or 18.6%, in the six months ended June 30, 2007 to $11,508,000 from $9,702,000 in the 2006 period. Subscription and related revenue increased $757,000, or 11.8%, in the 2007 period to $7,185,000 from $6,428,000 in the 2006 period.  In addition, multi-point conferencing (bridging) services increased $360,000, or 28.4%, in the 2007 period to $1,628,000 from $1,268,000 in the 2006 period.
Revenue increased $866,000, or 17.4%, in the three months ended June 30, 2007 to $5,847,000 from $4,981,000 in the 2006 quarter. Subscription and related revenue increased $486,000, or 14.9%, in the 2007 quarter to $3,738,000 from $3,252,000 in the 2006 quarter.  In addition, multi-point conferencing (bridging) services increased $180,000, or 29.5%, in the 2007 second quarter to $791,000 from $611,000 in the 2006 quarter.
Gross margin increased $836,000, or 29.2%, to $3,702,000 in the six months ended June 30, 2007 from $2,866,000 in the 2006 period. For the 2007 period, gross margin increased to 32.2% from 29.5% in the 2006 period. For the three months ending June 30, 2007, gross margin increased $319,000, or 19.6%, to $1,950,000 from $1,631,000 in the 2006 quarter with the quarterly gross margin increasing to 33.4%.

GLOWPOINT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	June 30, 2007	Dec. 31, 2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$712	$2,153
Accounts receivable, net of allowance for doubtful accounts of $136 and $121; respectively	2,712	2,748
Prepaid expenses and other current assets	476	327
Total current assets	3,900	5,228
Property and equipment, net	2,530	2,762
Other assets	318	403
Total assets	$6,748	$8,393

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,575	$1,957
Accrued expenses	2,206	1,906
Customer deposits	109	102
Accrued sales taxes and regulatory fees	4,130	4,216
Derivative financial instruments	5,401	4,301
10% Senior secured convertible notes, net of discount of $900 and $2,280, respectively	6,067	4,326
Deferred revenue	267	288
Total current liabilities	20,755	17,096

Preferred stock, $.0001 par value; 5,000 shares authorized and redeemable; 0.120 Series B shares issued and outstanding, (stated value of $2,888; liquidation value of $3,907 and $3,735, respectively)	2,888	2,888

Commitments and contingencies

Stockholders’ deficit:
Common stock, $.0001 par value; 100,000 shares authorized; 47,550 and 46,390 shares issued and issuable; 47,510 and 46,350 shares outstanding, respectively	5	5
Additional paid-in capital	161,645	161,267
Accumulated deficit	(178,305)	(172,623)
	(16,655)	(11,351)
Less: Treasury stock, 40 shares at cost	(240)	(240)
Total stockholders’ deficit	(16,895)	(11,591)
Total liabilities and stockholders’ deficit	$6,748	$8,393

GLOWPOINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Six Months Ended June 30,		Three Months Ended June 30,
	2007	2006	2007	2006
Revenue	$11,508	$9,702	$5,847	$4,981
Cost of revenue	7,806	6,836	3,897	3,350
Gross margin	3,702	2,866	1,950	1,631

Operating expenses:
Research and development	325	474	164	203
Sales and marketing	1,477	1,374	831	645
General and administrative	4,339	7,458	2,388	2,805
Total operating expense	6,141	9,306	3,383	3,653
Loss from operations	(2,439)	(6,440)	(1,433)	(2,022)

Other expense (income):
Interest expense	2,004	2,415	1,089	777
Interest income	(28)	(41)	(13)	(37)
Increase in fair value of derivative financial instruments	1,006	579	392	602
Amortization of deferred financing costs	261	129	131	129
Total other expense, net	3,243	3,082	1,599	1,471
Net loss	(5,682)	(9,522)	(3,032)	(3,493)
Preferred stock dividends	(172)	(172)	(87)	(87)
Net loss attributable to common stockholders	$(5,854)	$(9,694)	$(3,119)	$(3,580)

Net loss attributable to common stockholders per share:
Basic and diluted	$(0.13)	$(0.21)	$(0.07)	$(0.08)

Weighted average number of common shares:
Basic and diluted	46,762	46,127	46,982	46,207

GLOWPOINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2007	2006
Cash flows from Operating Activities:
Net loss	$(5,682)	$(9,522)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	779	1,013
Expense recognized for the increase in the estimated fair value of the derivative financial instruments	1,006	579
Amortization of deferred financing costs	261	129
Accretion of discount on Convertible Notes	1,380	369
Beneficial conversion feature for Convertible Notes	94	1,768
Loss on disposal of equipment	8	30
Stock-based compensation	550	530
Increase (decrease) in cash attributable to changes in assets and liabilities:
Accounts receivable	36	(145)
Prepaid expenses and other current assets	(149)	23
Other assets	(176)	205
Accounts payable	618	692
Customer deposits	7	—
Accrued expenses, sales taxes and regulatory fees	403	1,104
Deferred revenue	(21)	(74)
Net cash used in operating activities	(886)	(3,299)

Cash flows from Investing Activities:
Proceeds from disposal of property and equipment	—	27
Purchases of property and equipment	(555)	(478)
Net cash used in investing activities	(555)	(451)

Cash flows from Financing Activities:
Proceeds from issuance of Convertible Notes, net of financing costs of $595	—	5,585
Net cash provided by financing activities	—	5,585

(Decrease) increase in cash and cash equivalents	(1,441)	1,835
Cash and cash equivalents at beginning of period	2,153	2,023
Cash and cash equivalents at end of period	$712	$3,858

Supplemental disclosures of cash flow information:
Cash paid during the period for
Interest	$2	$—

Non-cash investing and financing activities:
Preferred stock dividends	$172	$172
Additional Convertible Notes issued as payment for interest	361	103
Deferred financing costs for Convertible Notes incurred by issuance of placement agent warrants	—	296

About Glowpoint

Glowpoint, Inc. (OTC:GLOW.PK) is a premiere broadcast-quality, IP-based managed video services provider. Glowpoint offers video conferencing, bridging, technology hosting, and IP-broadcasting services to a vast array of companies, from large Fortune 100® enterprises to small and medium-sized businesses. Glowpoint’s managed-video services are available bundled with Glowpoint’s quality-network offering or as a value-added managed-video service across other networks. Glowpoint is exclusively focused on high-quality, two-way video communications and has been supporting millions of video calls since its launch in 2000. Glowpoint is headquartered in Hillside, New Jersey. To learn more about Glowpoint, visit www.glowpoint.com.

The statements contained herein, other than historical information, are or may be deemed to be forward-looking statements and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. These factors, risks, and uncertainties include market acceptance and availability of new video communication services; the nonexclusive and terminable-at-will nature of sales agent agreements; rapid technological change affecting demand for our services; competition from other video communications service providers; and the availability of sufficient financial resources to enable us to expand our operations, as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission.

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